Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 22, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of Focused Growth and Income Portfolio (one of the portfolios constituting SunAmerica Focused Series, Inc.) and of our report dated November 25, 2008, relating to the financial statements and financial highlights which appear in the September 30, 2008 Annual Report to Shareholders of SunAmerica Growth and Income Fund and SunAmerica Balanced Assets Fund (two of the funds constituting SunAmerica Equity Funds), which are also incorporated by reference and appear in the Registration Statement. We also consent to the references to us under the headings “Other Service Providers” and “Form of Agreement and Plan of Reorganization” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

September 2, 2009